                                                                   EXHIBIT 10.11

                        INFORMATION SERVICES AGREEMENT


     This Information Services Agreement ("Agreement") is entered into as of April 1, 1998 (the "Effective Date"), by and between Inktomi Corporation, a Delaware corporation with its principal place of business at 1900 South Norfolk Street, Suite 310, San Mateo, California, 94403 ("Inktomi") and Wired Digital, Inc., a Delaware corporation with its principal place of business at 660 Third Street, 4th Floor, San Francisco, CA 94107 ("Customer").

                                   RECITALS

     A. Inktomi provides services utilizing certain technology for searching and indexing the Internet (the "Inktomi Search Engine," as more fully defined below).

     B. Customer wishes Inktomi to provide search engine services using the Inktomi Search Engine in accordance with the terms and conditions of this Agreement.

                                   AGREEMENT

     In consideration of the foregoing and the mutual promises contained herein the parties agree as follows:

     1.   Definitions. For purposes of this Agreement, the following terms will
          -----------
have the indicated meanings:

          1.1.  "Customer Service(s)" means any online search service utilizing
                 -------------------
the Inktomi Technology, whether branded HotBot or otherwise and whether displayed as a separate Web site or the relevant portion of a Web page, that is operated, assembled, developed or marketed by Customer alone or in conjunction with third parties, including the commercial Internet search service currently operated by Customer and located on the Web at www.hotbot.com ("HotBot").

          1.2.  "Database" means Inktomi's full text index database of Web pages
                 --------
accessible by end users of the Customer Services at any given time.

          1.3.  "Inktomi Data Protocol" means the written specification on how
                 ---------------------
an Interface communicates and interacts with the Inktomi Search Engine.

          1.4.  "Inktomi Search Engine" means Inktomi's current Search Engine as
                 ---------------------
of the Effective Date, inclusive of the Database, as the same may be upgraded, modified, changed, or enhanced by Inktomi at its sole discretion, subject to the terms of this Agreement. The Inktomi Search Engine does not and will not include features, options and modules developed and





[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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customized specifically for third parties and provided to such third parties on an exclusive basis, or features, options, modules and future products which Inktomi licenses or provides separately.

          1.5.  "Inktomi Technology" means the Inktomi Search Engine, the
                 ------------------
Inktomi Data Protocol, the Interface Construction Tools and all other computer software, technology and/or documentation which is supplied by Inktomi for use in or in connection with delivery of the Services, including without limitation all source code and object code therefor and all algorithms, ideas and Intellectual Property Rights therein.

          1.6.  "Intellectual Property Rights" means any and all rights existing
                 ----------------------------
from time to time under patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations thereof, now or hereafter in force and effect worldwide.

          1.7.  "Interface" means the editorial and graphical content and design
                 ---------
of the Web pages served to end users of Customer Services, including without limitation the Search Page, all Results Pages, instruction pages, frequently asked questions pages and any Customer Service end user terms and guidelines.

          1.8.  "Interface Construction Tools" means all software tools, if any,
                 ----------------------------
in object code form, provided by Inktomi to assist Customer to build Interfaces to the Inktomi Search Engine, including without limitation Inktomi's application server currently known as Forge.

          1.9.  "Net Revenues" are gross advertising and sponsorship revenues
                 ------------
booked by Customer attributable to (a) all [*] and (b) all other [*] within the [*] that [*] to the [*] of [*] provided by Inktomi, including without [*] and [*], but [*] all [*], [*]: [*] by [*] for the applicable month, subject to [*] to [*].

          1.10. "Results Pages" means all Web pages displaying search results
                 -------------
presented to end-users directly as a result of accessing the query mechanisms of the Inktomi Search Engine or indirectly though a cache controlled or influenced by Customer.

          1.11. "Results Set" means a set of results consisting of between [*]
                 -----------
and [*] records presented to an end-user of the Customer Service (either directly from the Inktomi Search Engine or indirectly through a cache controlled or influenced by Customer) in response to a search query.

          1.12. "Search Engine" means computer software which crawls the
                 -------------
Internet, downloads and analyzes text and other data, sorts and organizes the data, creates an index of accessible data, and, after receiving a particular search request (in the form of a word query), locates material accessible in the database, and presents the results of the search.

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.
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          1.13.  "Search Page" means the Web page on a Customer Service through
                 -----------
which end users may access the Inktomi Search Engine and run searches against the Database.

          1.14.  "Services" means the Internet search engine services to be
                  --------
provided by Inktomi for Customer under this Agreement, as more fully described on Exhibit A.

          1.15.  "Term" shall have the meaning indicated in Section 10.
                  ----

          1.16.  "Usage Data" means the demographic, psychographic, statistical
                  ----------
and other end user data generated by operation of the Inktomi Search Engine in connection with the Customer Services, excluding Web usage data generated by the Database.

          1.17.  "Web" means the so-called World Wide Web, containing, inter
                  ---                                                  -----
alia, pages written in hypertext markup language (HTML) and/or any similar
----
successor technology.

          1.18.  "Web page" means a document on the Internet which may be viewed
                  --------
in its entirety without leaving the applicable distinct URL address.

          1.19.  "Web site" means a collection of inter-related Web pages.
                  --------

     2.   Provision of Services; Implementation.
          -------------------------------------

          2.1.   Services and Implementation. Subject to the terms and
                 ---------------------------
conditions of this Agreement, Inktomi shall provide the Services to Customer for use as part of the Customer Services, such services to be provided substantially in accordance with the functionality specifications, performance criteria and limitations specified on Exhibit A. Inktomi, at its own expense, shall provide all data transmission capacity (bandwidth), disk storage, server capacity and other hardware and software required to run the Inktomi Search Engine and maintain the Database. Customer, at its own expense, shall create the Interfaces to the Inktomi Search Engine for the Customer Services, and shall provide all disk storage, server capacity and other hardware and software required to run and maintain the Customer Services and the Interfaces, and to modify and serve advertisements on the Interfaces. Inktomi shall provide reasonable assistance (through telephone, e-mail, the Web, or fax) to Customer during regular business hours regarding development of the Interfaces and integration of the same with the Inktomi Search Engine. Customer, at its own expense, shall provide all data transmission capacity (bandwidth) required to connect to and receive information from the Inktomi Search Engine. Customer may only provide search services based on the Services to end users of the Customer Services, and shall have no right to distribute or resell or provide services based on the Services to other service providers. Inktomi shall keep Customer reasonably informed of any modifications or changes to the Inktomi Search Engine and will not make any such modifications or changes if the same would preclude Inktomi from performing the Services substantially in accordance with the functionality specifications, performance criteria and limitations specified on Exhibit A.

          2.2.   Test Cluster. During the development period for any new
                 ------------
Interface or modification period for any existing Interface, Customer shall only have access through the

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

Inktomi Data Protocol to a non-production version of the Inktomi Search Engine (the "Test Cluster"). Upon completion of the new or modified Interface and all desired testing against the Test Cluster, Customer shall present the Interface to Inktomi for technical review and testing against the production version of the Inktomi Search Engine. Inktomi shall promptly notify Customer of any technical problems or issues discovered by Inktomi regarding the Interface. Once accepted by Inktomi, Inktomi shall provide access to Customer to the production version of the Inktomi Search Engine. Customer may run reasonable tests against the Test Cluster and the production version of the Inktomi Search Engine, provided however that Customer may not conduct any load testing (prior to commercial launch of its search service) without the prior consent of Inktomi. Load testing as used herein means the generation and delivery of more than five queries per second.

          2.3.   Inktomi Data Protocol. Inktomi has previously provided the
                 ---------------------
Inktomi Data Protocol and the Interface Construction Tools to Customer. Inktomi grants to Customer a nontransferable, nonexclusive license during the Term to use the Inktomi Data Protocol and the Interface Construction Tools solely to create and maintain the Interfaces to the Inktomi Search Engine for the Customer Services. Inktomi will provide all future releases of the Inktomi Data Protocol and Interface Construction Tools to Customer at the same time Inktomi makes such releases available to its general customer base.

          2.4.   Other Services and Support. Upon request, and provided that
                 --------------------------
Customer is current with service fees due under this Agreement, Inktomi may provide additional services and support beyond the services and support set forth herein. Any such service or support shall be provided at Inktomi's then applicable consulting rates and charges.

          2.5.   Inktomi Technology.  As between Customer and Inktomi, Customer
                 ------------------
acknowledges that Inktomi owns all right, title and interest in and to the Inktomi Technology (except for any software licensed by third parties to Inktomi), and that Customer shall not acquire any right, title, and interest in or to the Inktomi Technology, except as expressly set forth in this Agreement. Customer shall not modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from any Inktomi software or documentation. Customer will not remove, obscure, or alter Inktomi's copyright notice, trademarks, or other proprietary rights notices affixed to or contained within any Inktomi software or documentation.

          2.6.   Interface. As between Inktomi and Customer, Inktomi
                 ---------
acknowledges that Customer owns all right, title and interest, including without limitation all Intellectual Property Rights, in and to the Interfaces (except for any software licensed by third parties to Customer and except for editorial content regarding the use and functionality of the Inktomi Search Engine provided by Inktomi to Customer for incorporation into the Customer Services, which content shall be and remain Inktomi Technology), and that Inktomi shall not acquire any right, title or interest in or to the Interfaces, except as expressly set forth in this Agreement.

          2.7.   Nonexclusive Services. Customer understands that Inktomi will
                 ---------------------
provide the Services on a nonexclusive basis. Customer acknowledges that Inktomi has customized and

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

provided, and will continue to customize and provide, its software and technology to other parties for use in connection with a variety of applications, including search engine applications. Nothing in this Agreement will be deemed to limit or restrict Inktomi from customizing and providing its software and technology to other parties for any purpose, including in connection with search engine applications, or in any way affect the rights granted to such other parties.

     3.   Publicity; Branding and Attribution; Trademark License; House Ads.
          -----------------------------------------------------------------

          3.1.   Publicity. Except as provided in the Inktomi Attribution and
                 ---------
Publicity Guidelines attached hereto as Exhibit C, Customer shall not mention Inktomi, SmartCrawl or any other Inktomi product, technology or service in any press release or marketing materials or Web site without Inktomi's prior written consent, which shall not be unreasonably withheld or delayed. Except as provided in the Customer Publicity Guidelines attached hereto as Exhibit D, Inktomi shall not mention Customer (or its affiliates), Customer Services or any Customer product incorporating Inktomi Technology or the Database in any press release or marketing materials or Web site without Customer's prior written consent, which shall not be unreasonably withheld or delayed. Inktomi agrees not to contact end-users of Customer Services without Customer's prior consent, except where such end-users are engaging in conduct that is adversely affecting the performance or usage of the Inktomi Search Engine.

          3.2.   Branding and Attribution. Customer shall have sole control and
                 ------------------------
discretion over branding of Customer Services. Without limiting the foregoing, Customer may place proper proprietary notices for its copyright and trademark interests in the Interface and on its trademarks and marketing materials. Inktomi will receive appropriate, subsidiary attribution on all Results Pages as the provider of Services and will be invited to participate in certain Customer marketing and promotional opportunities, in accordance with the Inktomi Attribution and Publicity Guidelines set forth on Exhibit C and will receive attribution in Customer Service marketing materials to the extent Customer's other information service providers receive attribution therein.

          3.3.   Trademark License. Inktomi hereby grants Customer a
                 -----------------
nontransferable, nonexclusive license under Inktomi's trademarks during the Term for the purpose of fulfilling Customer's obligations, and exercising its rights, hereunder. Customer hereby grants to Inktomi a nontransferable, nonexclusive license under Customer's trademarks during the Term for the purpose of fulfilling Inktomi's obligations, and exercising its rights, hereunder. Each party will submit advertising materials containing the other party's trademarks to the other party before release to the public for inspection, and such other party will have the right to modify any such advertisements. All use of Inktomi trademarks by Customer shall inure to the benefit of Inktomi, and all use of Customer trademarks by Inktomi shall inure to the benefit of Customer. Except as set forth in this Section, nothing in this Agreement shall grant or shall be deemed to grant to one party any right, title or interest in or to the other party's trademarks. At no time during or after the term of this Agreement shall one party challenge or assist others to challenge the trademarks of the other party (except to the extent such restriction is prohibited by applicable law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of the other party.

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

          3.4.   House Ads. To the extent there is unsold advertising inventory
                 ---------
on the Customer Services during the Term, Inktomi may run advertisements on the Customer Services on a rotating basis (or, if available, based on key words), provided however that (a) Inktomi may not use more than [*] ([*]) of the unsold Customer Service inventory in any one month without Customer's prior approval, (b) Inktomi's ads shall not be counted toward the computation of [*] as set forth on [*], and (c) Inktomi may not place advertisements for competitors of Customer on Customer Services. Any such unpaid house ads delivered to Customer on behalf of Inktomi shall be subject to Customer's standard online advertising terms and conditions.

     4.   Warranties and Disclaimer.
          -------------------------

          4.1.   Inktomi Warranties. Inktomi warrants that (i) it has full power
                 ------------------
and authority to enter into this Agreement, (ii) it has not previously and will not grant any rights in the Inktomi Technology to any third party that are inconsistent with the rights granted to Customer hereunder, (iii) throughout the Term, the Inktomi Technology and the Services provided for Customer shall be [*] and shall [*] with the [*] on [*], and (iv) the Inktomi Technology [*], and Inktomi shall [*] in connection with the Customer Services, any [*] or other programs containing [*] which are [*] or [*] to [*] with an [*]. Inktomi does [*] warrant that the Services [*] of [*] or that [*] of the Services will be [*]. INKTOMI MAKES NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING [*] OF [*], [*] FOR A
[*], AND [*].

          4.2.   Customer Warranties. Customer warrants that it has full power
                 -------------------
and authority to enter into this Agreement. Customer further warrants that it will seek all necessary governmental approvals required to effectuate this Agreement. CUSTOMER MAKES NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

     5.   End-User Support. Customer, at its own expense shall provide first
          ----------------
level customer support services to end users of the Customer Services. Inktomi, at its own expense, shall provide second level technical support services to Customer regarding the operation of the Inktomi Search Engine. Such support services will be provided during regular business hours Pacific time via telephone, e-mail, the Web, or fax. Responses will be provided within the same business day where possible and in any event within one business day following receipt.

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[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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     6.   Payments.
          --------

          6.1.   Service Fees. Customer shall pay Inktomi service fees in the
                 ------------
amount and on terms specified on Exhibit B attached hereto.

          6.2.   Records. Customer shall keep complete and accurate records
                 -------
pertaining to the Net Revenue it generates in connection with Customer Services attributable to the Inktomi Search Engine, and the number of Results Sets served from a cache controlled or maintained by Customer. Such records shall be maintained for a two-year period following the year in which any payments pertaining to such revenue were due. Inktomi shall have the right to examine Customer's records from time to time but no more than once every six (6) months to determine the correctness of any payment made under this Agreement. Such examination shall be conducted at reasonable times during Customer's normal business hours and upon at least ten (10) business days' advance notice and in a manner so as not to interfere unreasonably with the conduct of Customer's business. If any such examination indicates that Customer has underpaid by more than [*] ([*]) of the aggregate payments due for the period subject to such examination, Customer shall reimburse Inktomi for reasonable costs of such examination.

          6.3.   Taxes. Customer shall be responsible for all sales taxes and
                 -----
other similar taxes imposed by any federal, state or local governmental entity on the transactions contemplated by this Agreement, excluding taxes based upon Inktomi's net income. When Inktomi has the legal obligation to pay or collect such taxes, the appropriate amount shall be invoiced to and paid by Customer unless Customer provides Inktomi with a valid tax exemption certificate authorized by the appropriate taxing authority.

          6.4.   Payment. All fees quoted and payments made hereunder shall be
                 -------
in U.S. Dollars. Customer shall pay all amounts due under this Agreement to Inktomi at the address indicated at the beginning of this Agreement or such other location as Inktomi designated in writing.

     7.   Confidentiality.
          ---------------

          7.1.   Definition of Confidential Information. All information and
                 --------------------------------------
documents disclosed or produced by either party in the course of this Agreement which are disclosed in written form and identified by a marking thereon as proprietary, or oral information which is defined at the time of disclosure and confirmed in writing within ten (10) business days of its disclosure, shall be deemed the "Confidential Information" of the disclosing party. Notwithstanding the above, the parties agree that any information (in any form, whether in tangible or intangible) relating to the Inktomi Search Engine, the Inktomi Technology, the Inktomi Data Protocol, the Interface Construction Tools is considered Confidential Information. In addition, the parties agree that Usage Data shall constitute Confidential Information of the parties hereunder, provided that Customer may provide advertiser-specific Usage Data to advertising clients, and provided further that Inktomi may provide aggregated usage data that includes but does not separately identify Customer Service Usage Data to its other search engine

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

customers under nondisclosure agreements for purposes of their hardware and other search engine traffic-related resource planning.

          7.2.   Treatment of Confidential Information. Each party agrees to
                 -------------------------------------
protect the other party's Confidential Information in the same manner as such party protects its own Confidential Information of substantially similar proprietary value, but in no case less than reasonable care. Each party agrees that it will use the Confidential Information of the other party only for the purposes of this Agreement and that it will not divulge, transfer, sell, license, lease, or otherwise disclose or release any such information or documents to third parties, with the exception of (i) its employees or subcontractors who require access to such for purposes of carrying out such party's obligation hereunder and (ii) persons who are employed as auditors by a public accounting firm or by a federal or state agency. Each party will use reasonable efforts to advise any person obtaining Confidential Information that such information is proprietary and to obtain a written agreement obligating such person to maintain the confidentiality of any Confidential Information belonging to the party or its suppliers.

          7.3.   No Other Confidential Information. Neither party shall have any
                 ---------------------------------
obligation under this Section 7 for information of the other party which the receiving party can substantiate with documentary evidence that has been or is
(i) developed by the receiving party independently and without the benefit of information disclosed hereunder by the disclosing party; (ii) lawfully obtained by the receiving party from a third party without restriction and without breach of this Agreement; (iii) publicly available without breach of this Agreement;
(iv) disclosed without restriction by the disclosing party to a third party; or
(v) known to the receiving party prior to its receipt from the disclosing party.

          7.4.   Terms of Agreement. Neither party shall make any public
                 ------------------
disclosure of the specific terms of this Agreement, except with the prior written consent of the other party or to potential investors or merger partners. Without limiting the foregoing, the parties shall cooperate in good faith to obtain confidential treatment for mutually agreed terms in the event that this Agreement will be filed with the Securities and Exchange Commission.

     8.   Indemnification.
          ---------------

          8.1.   Inktomi Indemnification. Inktomi shall [*] Customer and
                 -----------------------
[*] and [*] them [*] from and against any and all [*] and [*], including
[*], which Customer [*] may incur as a result of: (a) any claims which, [*], would constitute a [*] or [*] made by Inktomi under this Agreement, (b) any claims relating to the [*], [*] or any [*] therein ([*] any [*] by [*], [*] or other [*] contained in the [*]), including [*] a claim that the [*], [*] or [*] a [*] of any [*], or (c) Inktomi's other [*], [*] or [*] hereunder (including [*]

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.
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made to [*] regarding the [*] or [*] of the [*]).

          8.2.   Customer Indemnification. Customer shall indemnify Inktomi
                 ------------------------
[*] and [*] them [*] from and against any and all [*] and [*] including
[*], which Inktomi [*] may incur as a result of: (a) any claims which, [*], would constitute a [*] or [*] made by Customer under this Agreement, (b) any claims relating to any [*] or any [*] therein, including [*] a claim that any [*] or [*] a [*] of any [*], or (c) Customer's other [*] or [*] hereunder or in [*] with the [*].

          8.3.   Conditions. Neither party shall have any obligation to
                 ----------
indemnify the other party for a claim unless the indemnified party (a) gives prompt written notice of the claim, (b) allows the [*] to [*] control the [*] of such claim, and (c) provides the indemnifying party with the [*] and [*] necessary for the [*] of such claim. The indemnified party shall have the right to [*] in the [*] at [*].

     9.   Limitation of Liability.
          -----------------------

          9.1.   Maximum Liability. EXCEPT FOR [*] OUT OF OR [*] TO [*] OF THE
                 -----------------
[*] OR [*] HEREIN, EACH PARTY'S LIABILITY UNDER THIS AGREEMENT SHALL BE [*]
TO AMOUNTS [*] TO INKTOMI FOR THE [*] (UNDER THIS AGREEMENT AND ALL PRECEEDING AGREEMENTS) DURING THE [*] PRIOR TO THE [*] OF THE [*] TO [*].

          9.2.   Waiver of Consequential Damages. EXCEPT FOR [*] OUT OF OR [*]
                 -------------------------------
TO [*] OF THE [*] OR [*] HEREIN, [*] WILL BE LIABLE FOR [*] OR [*] OR
[*], OR FOR [*] OR [*], INCLUDING [*] FOR [*], HOWEVER [*] AND UNDER ANY
[*], INCLUDING BUT NOT LIMITED TO [*], [*] AND [*], AND WHETHER OR NOT IT [*] OR [*] OR [*] OF THE [*] OF SUCH [*].

          9.3.   Removal of Materials. Inktomi shall use commercially reasonable
                 --------------------
efforts as promptly as practicable following delivery of a request from Customer to remove any materials or URLs from the Database that Customer reasonably believes may lead to liability for

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

Customer or Inktomi, and Inktomi may remove any materials or URLs from the Database that it reasonably believes may create liability for Customer or Inktomi, in each case with notice to the other party.

     10.  Term and Termination.
          --------------------

          10.1.  Term. The term of this Agreement (the "Term") shall commence on
                 ----
the Effective Date and shall continue in force for a period of three years thereafter, unless earlier terminated as provided herein.

          10.2.  Termination for Convenience. Either party may terminate this
                 ---------------------------
Agreement for convenience at any time following the Effective Date by giving [*] ([*]) months' written notice to the other party.

          10.3.  Termination for Low Usage. Either party may terminate this
                 -------------------------
Agreement by giving [*] ([*]) days' written notice to the other party in the event the average number of daily Results Sets served during any consecutive [*] ([*])-[*] period is less than [*] per day.

          10.4.  Termination for Breach. Either party may suspend performance
                 ----------------------
and/or terminate this Agreement if the other party materially breaches any term or condition of this Agreement and fails to cure that breach within [*] ([*]) days after receiving written notice of the breach.

          10.5.  Termination due to Insolvency. Either party may suspend
                 -----------------------------
performance and/or terminate this Agreement if the other party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership proceeding, or has any petition under bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing, or has a trustee or receiver appointed for its business or assets or any party thereof.

          10.6.  Modification Right. At any time during the Term, [*] may
                 ------------------
[*] to the [*] of the [*] of [*] to Inktomi as set forth in [*] (but not the [*] set forth therein) and/or the [*] of [*] as set forth in Section [*] above. [*] may [*] such [*] by giving notice to Inktomi, whereupon the parties will [*] to discuss such [*]. If the parties are [*] to [*] with respect to the [*] within [*] ([*]) days, then [*] shall have the [*] to [*] this Agreement by giving [*] ([*]) [*] written notice to Inktomi.

          10.7.  Effect of Termination. Upon the termination of this Agreement
                 ---------------------
for any reason (i) all license rights granted herein shall terminate, (ii) Customer shall immediately pay to Inktomi all amounts due and outstanding as of the date of such termination and (iii) each party shall return to the other party, or destroy and certify the destruction of, all Confidential Information of the other party. Following expiration or termination of this Agreement, each

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

party shall cooperate and use reasonable efforts to seek to remove or modify, as requested, any representations of or references to the Customer Services from publicly available caches, indexes, archives or search engines.

          10.8.  Purchase Right Upon Abandonment. During the Term of this
                 -------------------------------
Agreement and for [*] thereafter, if Customer ceases operating its HotBot search engine business in the ordinary course and Customer does not sell or otherwise dispose of all the assets relating to and used exclusively by Customer's HotBot business (including without limitation the Interface and the HotBot specific trademarks, service marks and trade names) within [*] ([*]) days following the occurrence of such abandonment of the HotBot business, then for [*] ([*]) days Inktomi shall have the right to purchase all or part of Customer's remaining assets relating to the HotBot business on [*] and [*] terms and conditions.

          10.9.  Survival. In the event of any termination or expiration of this
                 --------
Agreement for any reason, Sections 1, 2.5, 2.6, 4, 6, 7, 8, 9, 10 and 11 shall survive termination. Neither party shall be liable to the other party for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

          10.10. Remedies.  Each party acknowledges that its breach of the
                 --------
confidentiality or service/license restrictions contained herein may cause irreparable harm to the other party, the extent of which would be difficult to ascertain. Accordingly, each party agrees that, in addition to any other remedies to which the other party may be legally entitled, such party shall have the right to seek immediately injunctive relief in the event of a breach of such sections by the other party or any of its officers, employees, consultants or other agents.

     11.  Miscellaneous.
          -------------

          11.1.  Capacity. Each party warrants that it has full power to enter
                 --------
into and perform this Agreement, and the person signing this Agreement on either party's behalf has been duly authorized and empowered to enter in such agreement. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it. Each party acknowledges that such party has not been induced to enter into such agreements by any representations or statements, oral or written, not expressly contained herein or expressly incorporated by reference.

          11.2.  Notice. Any notice required for or permitted by this Agreement
                 ------
shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission report, or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. All notices must be sent to the addresses first described above or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section.

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          11.3.  Assignment.  Neither party may assign its rights or delegate
                 ----------
its obligations under this Agreement without the other party's prior written consent, except to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets, so long as such surviving entity or purchaser shall expressly assume in writing the performance of all of the terms of this Agreement.

          11.4.  No Third Party Beneficiaries. All rights and obligations of the
                 ----------------------------
parties hereunder are personal to them. This Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party, except as expressly provided herein.

          11.5.  Governing Law. This Agreement will be governed and construed,
                 -------------
to the extent applicable, in accordance with United States law, and otherwise, in accordance with California law, without regard to conflict of law principles. Any dispute or claim arising out of or in connection with this Agreement shall be resolved by final and binding arbitration administered by JAMS/ENDISPUTE ("JAMS"), located at Two Embarcadero Center, Suite 1100, San Francisco, California, 94111, telephone (415) 982-5267. The arbitration shall be held at the JAMS office in San Francisco, California, or as agreed by the parties and JAMS. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties acknowledge that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

          11.6.  Independent Contractors. The parties are independent
                 -----------------------
contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

          11.7.  Force Majeure. Neither party shall be liable hereunder by
                 -------------
reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, earthquakes, acts of God, war, governmental action, or any other cause which is beyond the reasonable control of such party (each a "Force Majeure Event"). Each party will use its reasonable best efforts to notify the other party of the occurrence of a Force Majeure Event within three (3) business days of such occurrence.

          11.8.  Compliance with Law. Each party shall be responsible for
                 -------------------
compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement.

          11.9.  Waiver. The failure of either party to require performance by
                 ------
the other party of any provision shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

          11.10. Severability. If any provision of this Agreement is held by a
                 ------------
court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

          11.11. Headings. The section headings appearing in this Agreement are
                 --------
inserted only as matter of convenience and in no way define, limit, construe or describe the scope or extent of such paragraph, or in any way affect such agreements.

          11.12. Counterparts. This Agreement may be executed simultaneously in
                 ------------
two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

          11.13. Entire Agreement. This Agreement, and the Exhibits hereto,
                 ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any other prior or collateral agreements with respect to the subject matter hereof; including without limitation the Search Engine Services Agreement between the parties dated effective as of April 1, 1997. Any amendments to this Agreement must be in writing and executed by an officer of the parties.

     IN WITNESS WHEREOF, the parties have caused this Information Services Agreement to be signed by their duly authorized representatives.


WIRED DIGITAL, INC.                     INKTOMI CORPORATION


By: /s/ Beth Vandersuce                 By: /s/ Jerry Kennelly
   ----------------------------            ----------------------------

Name: Beth Vandersuce                   Name: Jerry Kennelly
     --------------------------              --------------------------

Title: President                        Title: CFO
      -------------------------               -------------------------

                                   EXHIBIT A

                                   SERVICES

Basic Services:
--------------

     Inktomi will use the Inktomi Search Engine to crawl the Internet, download and analyze text and other data, sort and organize the data, create an index of accessible data, and, after receiving a particular search request from an end user (in the form of a word query), locate material accessible in the Database, and present the results of the search to the end user. The functionality specifications and performance criteria applicable to such services are as follows:

     Baseline Functionality Specifications (Current):

     . Inktomi will provide a minimum [*] document searchable Web index for all queries and will provide a minimum [*] document searchable Web index that may be accessed by up to [*]% of daily queries.

     .    Ability to search by [*] (up to [*] levels), [*], [*] and [*]

     . Ability to search by [*] and [*], and search with [*] (including [*] and [*])

     . Search on included object, covering the following objects: Acrobat, java applets, active x controls, audio, plugins, Flash, form, frame, image, script, Shockwave, table, video and vrml

     .    Search on included [*], by [*]

     . Search on [*], which permutes different combinations of the query text to cover different [*] orderings ([*]/[*], [*]/[*], etc)

     .    Search on specific [*], covering [*] and [*]

     .    Limit search to [*] containing [*] to a [*]

     .    Limit search to articles found in a specified newsgroup

     .    Limit search to words in the HTML "title" field

     . Ability to selectively control the [*] of each [*] ([*] records, [*] records, [*] records, [*] records, [*] records, [*] records)



[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Additional Functionality Specifications (Anticipated):

     Inktomi will provide the Basic Services using the [*] version of the Inktomi Search Engine when available (anticipated release date is [*] [*]), which will provide the following functionality in addition to the functionality specified above. This additional functionality will be provided as part of the Basic Services on the same terms and conditions as the baseline functionality set forth above.

     .    [*]
     .    [*]
     .    Search by [*]
     .    [*] support
     .    [*] filtration, which assists in the creation of [*]
          [*] in which [*] site is represented [*]
     .    [*] filtration


     Performance Criteria

     .    Size of Database       -  Minimum [*] documents for all queries and a
                                    minimum of [*] that may be accessed for up to [*]% of daily queries

     .    Database Freshness     -  Full update once every [*] weeks by [*].
                                    Full update once every [*] weeks by [*].

     .    Uptime/Downtime        -  Minimum [*]% uptime ([*]% downtime) over [*]
                                    windows. Downtime = any [*] minute period in which Inktomi Technology processes [*] requests. The parties will work toward a more [*] and definition of uptime/downtime and [*] the same during the Term.

     .    Query/Response Speed   -  Average speed Less than or = [*] ("[*]"
                                    response time)

     .    Latency                -  The parties will work together to determine
                                    the definition of a "[*]" the [*] concerning such standard query and [*], and [*] the same during the Term.

     [*] a [*], Inktomi will provide standard crawl and uptime reports to Customer.


[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Additional Services
-------------------

     In addition to the Basic Services described above, Inktomi will provide the following additional services to Customer:

          [*]. Customer may [*] Web URLs to Inktomi for [*] within the Database. Inktomi will make [*] to [*] the URL's and [*] to the Database within [*]. It is understood that many of the URL's will "[*]" of the [*], [*] by [*] "[*]". Inktomi makes [*] to [*] in the database. Inktomi and Customer agree to work to provide a solution that provides [*] of [*]'s [*] or otherwise affecting the [*] quality of the Database.

          Directory Services. Inktomi will provide directory services to Customer through the Inktomi Directory Engine (anticipated release date [*]) for a period of [*] following the date such directory services are first made publicly available by Inktomi. These directory services will consist of

               .    [*] - [*]
               .    [*] - searches based on an [*] or [*]
               .    [*] - dynamic categorization of [*], producing [*] "[*]"



[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT B

                                 SERVICE FEES


     For each broadcast calendar [*] during the Term of the Agreement, Customer shall pay Inktomi [*] service fees equal to the greater of (a) [*]% of Net Revenues for the [*]or (b) the Total Results Sets Served charge (as defined below) for such [*].

     The Total Results Sets Served charge for any [*] equals:

     (1) the total number of [*] served during such [*] by the total number of [*] in such [*] ("Average [*] Served"),

     (2)  [*] and [*] in accordance with the following [*] schedule

          For the first [*] Average [*]
            [*]                         [*] per [*] Served
          For all additional Average [*]
            [*]                         [*] per [*] Served

     (3)  [*] by the total number of [*] in such [*],

     (4) [*] an amount for each [*] served during the [*] containing more than [*] records as follows:

                [*]                             [*]
          --------------------          -------------------

          [*]-[*] records               [*] per [*] served ([*]%)
          [*]-[*] records               [*] per [*] served ([*]%)
          [*]-[*] records               [*] per [*] served ([*]%)
          [*]-[*] records               [*] per [*] served ([*]%)
          [*]-[*] records               [*] per [*] served ([*]%)


     These [*] are [*]. Only [*].

     Results sets larger than [*] records may not be used for [*] in conjunction with these [*] prices. This pricing assumes that all [*] in the [*] are simultaneously [*] to the [*].

Example 1:
---------

     If [*] for the [*] equals [*] the total number of [*] for the [*] equals [*] all of which consisted of between [*] and [*] records, and there are [*] in such [*], the [*] would equal the [*] of:



[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     [*]% of [*]                   =    $[*]

     or

     (1)  [*] / [*]                =    [*] Avg [*]
     (2)  [*] x $[*]               =    $[*]
     (3)  $ [*] x [*]             =    $[*]


                                   =    $[*]

Example 2:
---------

     If [*] for the [*] equals $[*], the total number of [*] for the month equals [*] of which [*] consist of between [*] and [*] records and [*] consist of between [*] and [*] records, and there are [*] in such [*], the [*] would equal the [*] of:

     [*]% of [*]                   =    $[*]

     or

     (1)  [*] / [*]                =    [*] Avg [*]
     (2)  [*] x $[*]               =    $[*]
     (3)  $ [*] x [*]              =    $[*]
     (4)  $ [*] x [*]              =    $[*]

                                   =    $[*]

Example 3:
---------

     If [*] for the [*] equals $[*], and the total number of [*] for the [*] equals [*] all of which consisted of between [*] and [*] records, and there are [*] in such [*], the [*] would equal the [*] of:

     [*]% of [*]                   =    $[*]

     or

     (1)  [*] / [*]                =    [*] Avg [*]
     (2)  [*] x $[*]               =    $[*]
          [*] x $[*]               =    $[*]
                                        -----------
                                   =    $[*]



[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (3)  $  [*] x [*]             =    $[*]

                                   =    $[*]

Example 4:
---------

     If [*] for the [*] equals $[*] and the total number of [*] for the [*] equals [*] of which [*] consisted of between [*] and [*] records, [*] consisted of between [*] and [*] records, [*] consisted of between [*] and [*] records and [*] consisted of between [*] and [*] and there are [*] in such [*], the [*] would equal the [*] of:

     [*]% of [*]                   =    $   [*]

     or

     (1)  [*] / [*]                =    [*] Avg [*]

     (2)  [*] x $  [*]             =    $  [*]
          [*] x $  [*]             =    $  [*]
                                        -----------
                                        $  [*]

     (3)  $  [*] x [*]             =    $  [*]

     (4)  [*] x $[*]               =    $  [*]
          [*] x $[*]               =    $  [*]
          [*] x $[*]               =    $  [*]
                                        -----------
                                        $  [*]

                                   =    $  [*]


     [*] service fees shall be paid in [*] within [*] ([*]) calendar days following the [*] of each [*].




[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT C

                 INKTOMI ATTRIBUTION AND PUBLICITY GUIDELINES


Attribution on Results Pages: A "Powered by Inktomi" style attribution line with logo which provides a link to Inktomi's Web site located at www.inktomi.com will appear on all Results Pages. The message will have a tertiary presence to the (1) Customer Service and (2) Customer brand presences on the page

Press and Media Communications (press releases and media interviews and events):
Releases, interviews and events that relate to Inktomi Technology underlying Customer Services will contain a discussion of the technology in appropriate detail, and the Inktomi Technology will be attributed to Inktomi.

Inktomi will receive attribution in press releases regarding HotBot (and other Customer Services incorporating the Services) that primarily speak to issues of Web page searching. This will include but not necessarily be limited to press releases about Inktomi Technology functionality and awards for HotBot (and other Customer Services incorporating the Services) that are awarded based on Web search prowess.

The attribution will be placed above the description of Wired (customarily found at the bottom of the release) and may be included in an "About HotBot" section of the release. The minimum text will be: "HotBot's Web searching is powered by technology from Inktomi Corporation."

Customer Service/Customer Advertisements and Marketing Materials: Inclusion of Inktomi and technology attribution to Inktomi will be in the sole discretion of Customer.

Cross-Marketing: The parties will participate in cross-marketing opportunities as they may mutually agree, including by way of example graphical cross-links between the parties' Web sites and Customer Service.

                                   EXHIBIT D

                         CUSTOMER PUBLICITY GUIDELINES


Consistent with support Customer's efforts to brand and promote Customer Services, Inktomi will refer to Customer Services and specifically the HotBot service in a manner consistent with Customer's positioning strategy. Accordingly, the parties have agreed that references substantially consistent with the sample language set forth below will be deemed acceptable and approved, as such guidelines may be modified from time to time by mutual agreement of the parties. For any Customer/Customer Service reference outside the scope of such pre-approved language, Inktomi will provide Customer with advance review of the relevant press release, advertising, or marketing materials as provided in
Section 3.1.

Sample Pre-Approved Constructions:

 .    HotBot, the Wired search engine, is powered by technology from Inktomi
     Corporation.

 .    Wired's HotBot search engine, powered by Inktomi technology.

 .    Other partners leveraging Inktomi technology in commercial search engines include Wired in the U.S. (www.hotbot.com), OzEmail in Australia/New
                                --------------
     Zealand (www.anzwers.com.au) and NTT in Japan (www.goo.ne.jp).
              ------------------                    -------------

 .    Radar UOL offers advanced capabilities similar to those developed by
     Inktomi for partners Wired, OzEmail and NTT.